SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549



                                    FORM 8-K
                                 CURRENT REPORT


     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934


         Date of Report     January 2, 2003
         (Date of earliest event reported)     December 31, 2002


                            SEVEN SEAS PETROLEUM INC.
             (Exact Name of registrant as Specified in its Charter)

         Cayman Islands                   0-22483               73-468669
(State or Other Jurisdiction of   (Commission File Number)   (I.R.S. Employer
Incorporation or Organization)                            Identification Number)


                  5555 SAN FELIPE, SUITE 1700, HOUSTON, TEXAS   77056
               (Address of Principal Executive Offices)       (Zip Code)

       Registrant's telephone number, including area code: (713) 622-8218

Item 5.  Other Events.

     On December 31, 2002, Seven Seas Petroleum Inc. announced that five members of its Board of Directors resigned effective December 31, 2002. Larry A. Ray, President and Chief Operating Officer of the Company will remain as the sole director of the Company. The resignations were in response to:

o An involuntary petition in bankruptcy filed against the Company in the United States Bankruptcy Court for the Southern District of Texas, Houston Division, on December 20, 2002;

o Chesapeake Energy Corporation, as collateral agent for the Company's $45 Million Senior Secured Notes, exercising control over Seven Seas' U.S. bank accounts; and

o The inability of the Company to obtain adequate directors' and officers' insurance for corporate activities after December 30, 2002.

     Mr. Ray indicated that there were no present plans to fill the vacancies caused by the resignations and that the Company would continue to work toward closing the previously announced sale of its Guaduas Oil Field, financing a production test of the Escuela 2 well and monetizing the Company's Colombian tax credits for the benefit of the Company's stakeholders.

Item 7.  Financial Statements and Exhibits.

         (c)  Exhibits

              99       Press release of December 31, 2002

                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                               SEVEN SEAS PETROLEUM INC.


                               By:

                               Name: Ronald A. Lefaive
                               Title: Vice President of Finance and Chief
                                        Financial Officer

Date:  January 2, 2003

                                INDEX TO EXHIBITS

Exhibit No.   Description                     Method of Filing
-----------   -----------                     ----------------

     99       Press release of December 31,   Filed herewith electronically
              2002